UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Andrea Electronics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, OCTOBER 16, 2018
__________________________________________________

On Tuesday, October 16, 2018, Andrea Electronics Corporation will hold its annual meeting of shareholders at the La Quinta Inn & Suites Islip MacArthur Airport, 10 Aero Road, Bohemia, New York. The meeting will begin at 3:00 p.m., local time. At the annual meeting, shareholders will consider and act on the following:

1.	The election of five directors to hold office until the next annual meeting of shareholders;

2.	The approval of the Andrea Electronics Corporation 2018 Equity Compensation Plan;

3.	The ratification of the selection of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018;

4.	The vote on a non-binding resolution to approve the compensation of the named executive officers; and

5.	Such other business as may properly come before the meeting.

Note:	As of the date of this notice, the Board of Directors is not aware of any other business to come before the meeting.

Only shareholders of record as of the close of business on August 29, 2018 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas J. Andrea Chairman of the Board, President, Chief Executive Officer and Corporate Secretary

Bohemia, New York
September 10, 2018

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

ANDREA ELECTRONICS CORPORATION
___________________________________

PROXY STATEMENT
___________________________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Andrea Electronics Corporation (“Andrea Electronics” or the “Company”) to be used at the 2018 annual meeting of shareholders of the Company. The annual meeting will be held at the La Quinta Inn & Suites Islip MacArthur Airport, 10 Aero Road, Bohemia, New York on Tuesday, October 16, 2018 at 3:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed on or about September 10, 2018 to shareholders of record.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to be held on October 16, 2018

This proxy statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at: http://www.andreaelectronics.com/Corporate/annual_report.html.

General Information about Voting

Ownership of Shares; Attending the Meeting

You may own shares of the Company in one or more of the following ways:

●	Directly in your name as the shareholder of record; or

●	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out the voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need photo identification and proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of the Company common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder of record of your shares.

Who Can Vote at the Meeting

You are entitled to vote your Company common stock only if the records of the Company show that you held your shares as of the close of business on August 29, 2018. As of the close of business on August 29, 2018, a total of 68,104,957 shares of Andrea Electronics common stock were outstanding. Each share of common stock has one vote.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, shareholders will elect five directors to serve for a term of one year. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors will be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the approval of the Andrea Electronics Corporation 2018 Equity Compensation Plan (the “2018 Plan”), the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm or the non-binding resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The affirmative vote of a majority of the votes cast by shareholders is required to approve these proposals.

Effect of Not Casting Your Vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1 of this Proxy Statement), the approval of the 2018 Plan (Proposal 2 of this Proxy Statement) and the non-binding resolution to approve the compensation of the named executive officers (Proposal 4 of this Proxy Statement). Current regulations restrict the ability of your bank or broker to vote your uninstructed shares on these matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote on these matters, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3 of this Proxy Statement).

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election. In counting votes on the proposal to approve the 2018 Plan, ratify the selection of the independent registered public accounting firm and the non-binding resolution to approve the compensation of the named executive officers, we will not count abstentions and broker non-votes as votes cast on the proposal. Therefore, abstentions and broker non-votes will have no impact on the outcome of the proposal.

Voting by Proxy

The Board of Directors of the Company is sending you this proxy statement for the purpose of requesting that you allow your shares of the Company’s common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of the Company common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends a vote:

●	“FOR” each of the nominees for director;

●	“FOR” approval of the Andrea Electronics Corporation 2018 Equity Compensation Plan;

●	“FOR” ratification of Marcum LLP as the Company’s independent registered public accountants; and

●	“FOR” the approval of the compensation of the named executive officers.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Corporate Governance and Board Matters

Director Independence

The Company’s Board of Directors currently consists of five members, all of whom are independent under the listing requirements of the Nasdaq Global Market, except for Douglas J. Andrea, Chairman of the Board (“Chairman”), President, Chief Executive Officer and Corporate Secretary of the Company.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Company’s Board of Directors endorses the view that one of its primary functions is to protect shareholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as having a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight. Our Chief Executive Officer is the director most familiar with the Company’s business and industry and is best suited to lead discussions on important matters affecting the business of the Company. Combining the Chief Executive Officer and Chairman positions creates a firm link between the Company’s management and the Board and promotes the development and implementation of sound corporate strategy. The Chairman has no greater nor lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction. All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the shareholders. Accordingly, separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company.

To further strengthen the regular oversight of the full Board, the Audit, Compensation and Nomination and Governance Committees are each composed solely of independent directors. The Audit Committee oversees the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers, and the Nominating and Governance Committee oversees the Company’s governance policies and guidelines and evaluates any new potential Board nominees. In addition, our independent directors meet in executive session quarterly without the presence of management and Mr. Libin currently serves as lead independent director during those executive sessions. In the opinion of the Board of Directors, an independent Chairman would not add any value to this already effective process.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including, but not limited to, operational risk, strategic risk and reputational risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Meetings of the Board of Directors

The Company conducts business through meetings and activities of its Board of Directors and their committees. During the year ended December 31, 2017, the Board of Directors of the Company held 17 meetings. No member of the Board or any committee thereof attended less than 75% of the aggregate meetings of the Board and the committees of which he is a member.

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of shareholders. Four board members attended the 2017 annual meeting of shareholders.

Committees of the Board of Directors

The following table identifies our standing committees and their members. All members of each committee are independent in accordance with the listing standards of the Nasdaq Global Market. Each committee, other than the Compensation Committee, operates under a written charter that is available in the Corporate Governance section of the Company’s website (www.andreaelectronics.com).

Director	Audit Committee		Compensation Committee		Nomination and Governance Committee
Douglas J. Andrea
Gary A. Jones	X		X		X	*
Louis Libin	X		X		X
Joseph J. Migliozzi	X	*	X		X
Jonathan D. Spaet	X		X	*	X
Number of Meetings in fiscal 2017	4		3		1
____________________

*	Denotes Chair

Audit Committee

The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee meets with management and Company financial personnel, as well as with the Company’s independent registered public accountants, to consider the adequacy of the internal controls of the Company and the objectivity of the Company’s financial reporting. The Board of Directors has determined that Joseph J. Migliozzi is an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit Committee.”

Compensation Committee

The Compensation Committee is responsible for making recommendations to the full Board of Directors on all matters regarding compensation and benefit programs. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In general, the Compensation Committee considers the Company’s financial performance when making decisions regarding such officers’ compensation. The Compensation Committee also reviews the recommendations of the Chief Executive Officer in determining the compensation of other executive officers. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

The Compensation Committee is also responsible for determining the compensation of the non-employee directors and has established the following components of non-employee director compensation: retainer; per meeting fees; and long-term incentive compensation. The non-employee director compensation plans are designed to attract, retain and motivate talented directors while aligning the interests of such directors with the interests of the shareholders.

Nomination and Governance Committee

The Nomination and Governance Committee takes a leadership role in shaping Andrea Electronics’ governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Andrea Electronics and monitoring compliance with these policies and guidelines. In addition, the Nomination and Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of shareholders. This committee also leads the Board in its annual review of the Board’s performance and recommends to the Board director candidates for each committee for appointment by the Board. The procedures of the Nomination and Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are set forth below.

Minimum Qualifications. The Nomination and Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet any eligibility requirements set forth in the Company’s Bylaws. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

Candidates deemed eligible for election to the Board of Directors are evaluated by the Nomination and Governance Committee using the following criteria for selecting nominees: business experience; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Nomination and Governance Committee deems relevant, including, but not limited to, age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, before nominating an existing director for re-election to the Board of Directors, the Nomination and Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and the director’s independence.

Process for Identifying and Evaluating Nominees. The process that the Nomination and Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nomination and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors. The Nomination and Governance Committee also will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Nomination and Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nomination and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nomination and Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendation by Shareholders. It is the policy of the Nomination and Governance Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nomination and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nomination and Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nomination and Governance Committee’s resources, the Nomination and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Nomination and Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nomination and Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.

All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.

As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Nomination and Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Director Compensation for the 2017 Fiscal Year

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2017 fiscal year.

Director	Fees Earned or Paid in Cash	Stock Option Awards	Total
Gary A. Jones	$7,250	$-	$7,250
Louis Libin	7,750	-	7,750
Joseph J. Migliozzi	9,250	-	9,250
Jonathan D. Spaet	7,750	-	7,750

Annual Retainer and Meeting Fees for Non-Employee Directors

The following table sets forth the applicable retainers and fees that were paid to non-employee directors for their service on the Board of Directors of the Company during 2017. Employee directors do not receive any retainers or fees for their services on the Board of Directors.

Annual Retainer	$3,500
Fee per Board Meeting (Regular or Special)	$250
Fee per Committee Meeting	$250
Additional Annual Retainer for the Chairperson of the Audit Committee	$1,500

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters required to be discussed under U.S. Auditing Standards No. 1301 (Communications with Audit Committees) issued by the Public Company Accounting Oversight Board, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board concerning independence and has discussed with the independent registered public accountants the registered public accountants’ independence from the Company and its management. In concluding that the registered public accountants are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the registered public accountants were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accountants who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accountants do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accountants are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent registered public accountants for the fiscal year ending December 31, 2018.

The Audit Committee of the Board of Directors
of Andrea Electronics Corporation

Joseph J. Migliozzi (Chairman)
Gary A. Jones
Louis Libin
Jonathan D. Spaet

Stock Ownership

The following table sets forth certain information as of August 29, 2018, with respect to the common stock ownership of (i) each director or nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Shares Owned (excluding options)		Number of Shares that May Be Acquired Within 60 days by Exercising Options	Percent of Common Stock Outstanding (1)
Douglas J. Andrea (2)	2,236,014	(3)	3,466,200	8.0%
Corisa L. Guiffre	102,750		1,433,200	2.2%
Gary A. Jones	437,472		333,107	1.1%
Louis Libin	352,149		383,107	1.1%
Joseph J. Migliozzi	1,066,261		572,880	2.4%
Jonathan D. Spaet	29,261		333,107	*
Current directors and executive officers as group (6 persons)	4,233,907		6,521,601	14.4%
____________________

*Less than 1%

(1) Percentages with respect to each person or group of persons have been calculated on the basis of 68,104,957 shares of Company common stock, plus the number of shares of Company common stock which such person or group of persons has the right to acquire within 60 days from August 29, 2018, by the exercise of options. The information concerning the shareholders is based upon information furnished to the Company by such shareholders. Except as otherwise indicated, all of the shares next to each identified person or group are owned of record and beneficially by such person or each person within such group and such persons have sole voting and investment power with respect thereto.

(2)	Mr. Andrea’s business address is: 620 Johnson Avenue Suite 1B, Bohemia, New York 11716.

(3)	Includes 12,438 and 3,876 shares owned by Mr. Andrea’s spouse and Mr. Andrea’s daughter, respectively.

The following table sets forth certain information as of August 29, 2018, with respect to the stock ownership of beneficial owners, other than directors and executive officers of the Company, of more than 5% of the Company’s outstanding common stock:

Name and Address	Shares of Common Stock Owned		Common Stock Equivalents (1)		Percent of Common Stock and Common Stock Equivalents Outstanding (2)
Alpha Capital Anstalt	-	(3)	5,722,159	(3)	7.8%
Pradafant 7,
Furstentums 9490
Vaduz, Liechtenstein

Nickolas W. Edwards	5,390,000	(4)	-		7.9%
937 Pine Ave, Long Beach, CA 90813
____________________

(1)	The issuance of shares of common stock upon conversion of the Series C Preferred Stock is limited to that amount which, after giving effect to the conversion, would cause the holder not to beneficially own in excess of 4.99% or, together with other shares beneficially owned during the 60 day period prior to such conversion, not to beneficially own in excess of 9.99% of the outstanding shares of common stock. The issuance of common stock upon conversion of the Series D Preferred Stock and the related warrants also are limited to that amount which, after given effect to the conversion, would cause the holder not to beneficially own an excess of 4.99% of the outstanding shares of our common stock, except that each holder has a right to terminate such limitation upon 61 days’ notice to us.

(2)	Percentages with respect to each person or group of persons have been calculated on the basis of 68,104,957 shares of Company common stock, plus the number of shares of Company common stock which such person or groups of persons has the right to acquire within 60 days of the conversion of Series C Preferred Stock and Series D Preferred Stock.

(3)	Based on information filed with the Securities and Exchange Commission in a Schedule 13G (Amendment No. 1) on February 15, 2007. Common stock ownership of Alpha Capital Anstalt (“Alpha Capital”) is not known as of August 29, 2018. Based on Company records as of August 29, 2018, Alpha Capital has 2,086,809 common stock equivalents from Series C Preferred Stock and Series D Preferred Stock. See footnote (1) above, for limitations on the conversion of such common stock equivalents.

(4)	Based on information filed with the Securities and Exchange Commission in a Schedule 13G (Amendment No. 1) on October 20, 2006 by Nickolas W. Edwards. Common stock ownership of Mr. Edwards is not known as of August 29, 2018.

Certain Relationships and Related Transactions

The Company’s Audit Committee has the responsibility of reviewing any possible related party transactions. In conducting its review, the Audit Committee applies the principles of the Code of Ethics and its Conflict of Interest Policy to: (a) the relationship of the related persons to the transaction; (b) the relationship between the Company and the related persons; (c) the importance of the interest to the related persons; and (d) the amount involved in the transaction. Since the beginning of the last fiscal year, there has not been any transaction, nor is there any proposed transaction, in which Andrea was a participant, and in which a “related party” of Andrea had or is expected to have a direct or indirect material interest, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of the average of Andrea’s total assets that would require disclosure in this Proxy Statement.

Proposal 1 - Election of Directors

The Bylaws of the Company provide that the Board of Directors shall consist of not less than three and not more than ten directors as determined by the Board. The Board of Directors currently consists of five directors, and the Board has determined that the number of directors to be elected at the annual meeting shall be five.

The persons listed below have been nominated by the Board for election as directors to serve until the next annual meeting of shareholders or until their respective successors have been elected and qualified.

The Board of Directors recommends that you vote “FOR” the election of these nominees.

In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Board Nominees for Election as Directors

Information on director nominees of the Company follows (ages are as of December 31, 2017):

Douglas J. Andrea, age 55, has been Chairman of the Board of Directors since November 2001, a Director of the Company since 1991, Corporate Secretary since 2003 and Chief Executive Officer since January 2005. He was Co-Chairman and Co-Chief Executive Officer of the Company from November 1998 until August 2001. He served as Co-President of the Company from November 1992 to November 1998, as Vice President - Engineering of the Company from December 1991 to November 1992, and as Secretary of the Company from 1989 to January 1993.

Mr. Andrea’s extensive experience in the software and communications industry affords the Board valuable insight regarding the business and operation of the Company. In addition, Mr. Andrea’s extensive background in corporate management provides him a unique and broad-based decision-making capability for the Company. Mr. Andrea has held various positions within the Company, which has given him knowledge of all aspects of the Company’s business and history and, positions him well to continue to serve as a member of the Board.

Gary A. Jones, age 72, has been a Director of the Company since April 1996. He has served as President of Digital Technologies, Inc. since 1994 and was Chief Engineer at Allied Signal Ocean Systems from 1987 to 1994. From March 1998 to December 2000, Mr. Jones was the Managing Director of Andrea Digital Technologies, Inc., a wholly-owned subsidiary of Andrea Electronics Corporation.

Mr. Jones’s extensive experience in the software and communications industry affords the Board valuable insight regarding the business and operation of the Company. In addition, Mr. Jones was the Managing Director of a wholly-owned subsidiary of Andrea Electronics, which has given him knowledge of all aspects of the Company’s business and history and, positions him well to continue to serve as a member of the Board.

Louis Libin, age 59, has been a Director of the Company since February 2002. Mr. Libin is Managing Director of HC2 Broadcasting, a subsidiary of HC2 Holdings, Inc. (NYSE: HCHD). Since 1996, he has been the President of Broad Comm, Inc., a consulting group specializing in advanced television broadcast, interactive TV, Internet Protocol and wireless communications. Mr. Libin has been an executive director of the Advanced Television Broadcasting Alliance (the “ATBA”) since January 2014. The ATBA is an organization comprised of hundreds of low-power television (“LPTV”) broadcasters, owners and operators of translators, and allied industry organizations and companies. Mr. Libin also served as the Senior Director for advanced technology for Sinclair Broadcast Group from 2015-2018. Mr. Libin was Chief Technology Officer for NBC, and was responsible for all business and technical matters for satellite, wireless and communication issues for General Electric and NBC. Since 1989, Mr. Libin has represented the United States on satellite and transmission issues at the International Telecommunications Union in Geneva, Switzerland. Mr. Libin is a Senior Member of the Institute of Electrical and Electronic Engineers and is a member of the National Society of Professional Engineers. Mr. Libin also serves on the boards of directors of several private and not-for profit companies.

Mr. Libin’s extensive experience in the communications industry affords the Board valuable insight regarding the business and operation of the Company. Mr. Libin’s technical background, as well as his experiences from his other board memberships makes him a valuable asset to continue to serve as a member of the Board.

Joseph J. Migliozzi, age 67, has been a Director of the Company since September 2003. He is the Executive Vice President of Ionian Management Inc., a petroleum shipping, trading and distribution company. Prior to that he was the Engagement Partner at Tatum LLC, an Interim CFO practice. He has operated his own management consulting firm since 2001. From 1997 to 2001, Mr. Migliozzi was the Chief Operating and Financial Officer of Voyetra Turtle Beach. Prior to that, he served in various executive management positions in the electronics manufacturing industries, with both financial and operational responsibilities. Mr. Migliozzi is a Certified Public Accountant.

Mr. Migliozzi’s accounting, finance and corporate management experience affords the Board valuable insight regarding the business, finances and operation of the Company. Mr. Migliozzi’s extensive background provides him the distinctive skill set required to continue to serve as a member of the Board.

Jonathan D. Spaet, age 61, has been a Director of the Company since 2003. He currently is Vice President of Networks Sales for Sinclair Broadcast, the largest owner of television stations in the country. Previously, he was the Senior Director of Advanced Advertising, heading the group for Viamedia, a cable television advertising representation company that represents many cable providers including, but not limited to, Verizon FiOS and RCN. Prior to Viamedia, he was Executive Vice President of Vault.com, an internet site in the career and recruitment space. Before Vault, he was Vice-President/General Manager of Advertising Sales for Time Warner Cable in New York City, where he had been since 2008. Prior to that appointment, he was at Time Warner Cable National Advertising Sales since September 2004, overseeing advertising sales for Time Warner Cable markets around the country. Previously, he was Vice-President of Sales for Westwood One Radio Networks, managing ad sales for one of the largest radio groups in the country. From 2002 to 2003, he was the Chief Operating Officer of MEP Media, a company that started a digital cable channel devoted to the music enthusiast. Prior to MEP, he was President of Ad Sales for USA Networks, supervising ad sales, marketing, research and operations for both USA and Sci-fi, two top-tier cable channels. Previously, he was President of Ad Sales for About.com. This followed 15 years at NBC, where Mr. Spaet’s career included a six-year position in NBC Cable and nine years in the NBC Television Stations Group. Mr. Spaet holds a Bachelor and Masters of Business Administration degrees from New York University and is a member of the National Sales Advisory Board of the Cable Advertising Bureau, and is a member of the Internet Advertising Bureau.

Mr. Spaet’s extensive experience in media sales, marketing, promotion and finance brings the Board valuable insight regarding the business and operation of the Company. Mr. Spaet’s background in producing, packaging, positioning and experience in the communication industry make him a valuable asset to continue to serve as a member of the Board.

Information about Executive Officers Who Are Not Directors

The following information is provided for the Company’s executive officer who is not also a director:

Corisa L. Guiffre, age 45, has been the Company's Vice President and Chief Financial Officer since June 2003 and Assistant Corporate Secretary since October 2003. Ms. Guiffre joined the Company in November 1999 and served as Vice President and Controller until June 2003. Prior to joining the Company, she was a member of the Audit, Tax and Business Advisory divisions at Arthur Andersen LLP. She is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Certified Public Accountants.

Ms. Guiffre is elected annually and holds office until her successor has been elected and qualified or until she is removed or replaced.

Proposal 2 – Approval of 2018 Equity Compensation Plan

At the annual meeting, shareholders will be asked to approve the Andrea Electronics Corporation 2018 Equity Compensation Plan (the “2018 Plan”), which was adopted, subject to shareholder approval, by the Board of Directors on August 7, 2018.

The Company believes that incentives and stock-based awards focus participants on the dual objectives of creating shareholder value and promoting the Company’s success, and that equity compensation plans like the 2018 Plan help to attract, retain and motivate valued employees, consultants and directors. Currently, the company’s only equity compensation plan is the 2006 Equity Compensation Plan, which no shares have been granted since its expiration in November 2016. The Board of Directors believes that the 2018 Plan will promote the interests of the Company and its shareholders and that it will give the Company flexibility to continue to provide incentives that are based on the attainment of corporate objectives and increases in shareholder value.

The Board of Directors recommends that you vote “FOR” the approval of the Andrea Electronics Corporation 2018 Equity Compensation Plan

Summary Description of the 2018 Equity Compensation Plan

The principal terms of the 2018 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2018 Plan, which appears as Appendix A to this proxy statement.

Purposes of the 2018 Plan. The purposes of the 2018 Plan are to provide incentives and rewards to those employees, consultants and directors largely responsible for the success and growth of the Company and its affiliates, and to assist in attracting and retaining directors, executives, other key employees and consultants with experience and ability.

Administration. The Compensation Committee of the Board of Directors will administer the 2018 Plan. The Board of Directors or the Committee may also delegate some or all of its authority with respect to the 2018 Plan to certain officers of the Company to provide them with limited authority to grant awards to employees and consultants, provided that no officer may designate himself or herself as an award recipient. (The appropriate acting body, be it the Board, the Compensation Committee or an officer, is referred to in this proposal as the “Administrator.”)

The Administrator has broad authority under the 2018 Plan with respect to awards granted under the 2018 Plan, including, without limitation, the authority to:

●	select the individuals to receive awards under the 2018 Plan;
●	determine the type, number, vesting requirements and other features and conditions of individual awards; and
●	interpret the 2018 Plan and award agreements issued with respect to individual awards.

Each award granted under the 2018 Plan will be evidenced by a written award agreement that sets forth the terms and conditions of each award and may include additional provisions and restrictions as determined by the Administrator.

Eligibility. Persons eligible to receive awards under the 2018 Plan include directors, officers, employees and consultants of the Company and its affiliates. All of the Company’s directors, officers, employees (including all of the named executive officers of the Company) and consultants are presently considered eligible for awards under the 2018 Plan.

Authorized Shares; Limits on Awards. The maximum number of shares of the Company’s common stock that may be delivered pursuant to awards under the 2018 Plan is equal to 10,000,000.

To the extent that an award is settled in cash or a form other than shares of common stock, the shares that would have been delivered had there been no cash or other settlement will not be counted against the shares available for issuance under the 2018 Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2018 Plan. Shares that are subject to or underlie awards that expire for any reason or are cancelled, terminated or forfeited, fail to vest, or for any other reason are not paid or delivered under the 2018 Plan will again be available for subsequent awards under the 2018 Plan.

Types of Awards. The 2018 Plan authorizes grants of stock options, stock appreciation rights, restricted stock awards and other types of equity awards and similar rights to purchase or acquire shares. The 2018 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of stock option may not be less than the fair market value of a share of the Company common stock on the date of grant. The maximum term of a stock option is ten years from the date of grant. Stock options granted under the 2018 Plan may be nonqualified stock options or incentive stock options under the Internal Revenue Code.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value per share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price may not be lower than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

A restricted stock award is a grant of a certain number of shares of common stock subject to the lapse of certain restrictions (such as continued service) determined by the Administrator. Participants are entitled to receive dividends and other distributions declared and paid on the shares and may also vote any unvested shares subject to their restricted stock awards.

The other types of awards that may be granted under the 2018 Plan include, without limitation, stock bonuses, performance shares, performance units, phantom stock, dividend equivalents or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the common stock, upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, subject to the terms of the 2018 Plan and any applicable requirements under the Internal Revenue Code.

Payments and Deferrals. Payment of awards may be made in the form of cash, common stock or combinations thereof as determined by the Administrator. The Administrator may provide for the deferred payment of awards and may determine other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Effect of Termination of Service on Awards. Generally, the Administrator will establish, in the applicable award agreement, the effect of a termination of employment or service on outstanding awards under the 2018 Plan. The Administrator may make appropriate distinctions based upon the cause of termination and the type of award.

Acceleration of Awards. Generally, and subject to limited exceptions set forth in the 2018 Plan, if any person acquires more than 30% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of the board occur over a consecutive period of two years, if shareholders prior to a transaction do not continue to own more than 50% of the voting shares of the Company (or its successor or parent) following a reorganization, merger or similar corporate transaction involving the Company, or if the Company sells all or substantially all of its assets to a third party, then outstanding awards under the 2018 Plan will accelerate and become fully vested or payable, as applicable. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2018 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event not specifically described above.

Transfer Restrictions. Subject to certain exceptions, recipients may not transfer awards under the 2018 Plan other than by will or the laws of descent and distribution. Generally, only the recipient may exercise an award during the recipient’s lifetime. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or legal representative.

Adjustments. As is customary in equity compensation plans of this nature, any applicable share limits, the number and types of shares available under the 2018 Plan and any outstanding awards, as well as the exercise or purchase prices of awards and performance standards applicable to certain types of awards, are subject to proportional adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or similar events that change the number or types of shares outstanding, and in the case of extraordinary dividends or distributions of property to the shareholders.

Amendment or Termination of the 2018 Equity Compensation Plan. The Board may generally amend or terminate the 2018 Plan at any time and in any manner, except that the Board may not amend the 2018 Plan or awards to reprice stock options. Shareholder approval of an amendment will be required only to the extent then required by applicable law or the listing standards of any national securities exchange or national securities market where the shares of the Company are listed. For example, shareholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2018 Plan. Adjustments as a result of stock splits or similar events will not, however, require shareholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2018 Plan will terminate on October 16, 2028. Outstanding awards, as well as the Administrator’s authority with respect to such awards, will generally continue following the expiration or termination of the 2018 Plan. Generally, the consent of the award recipient is required if any plan amendment materially and adversely affects the recipient. With respect to any award of an incentive stock option, the Administrator may make an adjustment that causes the option to cease to qualify as an incentive stock option without the consent of the affected participant.

Federal Income Tax Treatment of Awards Under the 2018 Equity Compensation Plan

The federal income tax consequences of the 2018 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2018 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state or local tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise. Stock appreciation rights are generally taxed and deductible in substantially the same manner as nonqualified stock options.

With respect to incentive stock options, there typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for at least two years after the date the option was granted or for one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Generally, the recipient of a restricted stock award recognizes ordinary income, and the Company is entitled to a corresponding deduction, equal to the fair market value of the stock at the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse. A restricted stock award recipient who makes an election under Section 83(b) of the Internal Revenue Code, however, recognizes ordinary income equal to the fair market value of the stock at the time of grant, and the Company is entitled to a corresponding deduction at that time. If the recipient makes a Section 83(b) election, there are no further federal income tax consequences to either the recipient or the Company at the time any applicable transfer or forfeiture restrictions lapse.

With respect to the other awards authorized under the 2018 Plan, cash and stock-based performance awards, bonuses, dividend equivalents and other types of awards are generally subject to tax at the time of payment. In each of these cases, the Company receives a corresponding deduction at the time the participant recognizes ordinary income.

Specific Benefits Under the 2018 Equity Compensation Plan

The Company has not approved any awards under the 2018 Plan that are conditioned upon shareholder approval of the 2018 Plan and is not currently considering any specific award grants under the 2018 Plan.

The Board of Directors recommends that you vote “FOR” the approval of the Andrea Electronics Corporation 2018 Equity Compensation Plan.

Proposal 3 - Ratification of Appointment of Independent Registered
Public Accountants

The Audit Committee of the Board of Directors has appointed Marcum LLP to be the Company’s independent registered public accountants for the fiscal year ending December 31, 2018, subject to the ratification by shareholders. A representative of Marcum LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If shareholders do not ratify the appointment of Marcum LLP, the Audit Committee will reconsider the appointment, but may nevertheless retain Marcum LLP as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Marcum LLP as the independent registered public accountants of the Company.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2017 and 2016 by Marcum LLP:

Marcum LLP	2017	2016
Audit Fees	$107,000	$109,500
Audit-related fees	$-	$-
Tax fees	$-	$-
All other fees	$-	$-

Pre-Approval of Services by the Independent Registered Public Accountants

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accountants. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

During the years ended December 31, 2017 and 2016, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Proposal 4 — Advisory Vote on Executive Compensation

The Board of Directors of the Company is committed to excellence in governance. As part of that commitment, and as required by federal securities laws, the Board of Directors is providing our shareholders with an opportunity to provide a non-binding advisory vote, on the compensation of our named executive officers as disclosed in this proxy statement. This vote, which is often referred to as the “say-on-pay” vote, provides shareholders with the opportunity to endorse or not endorse the following resolution:

“Resolved, that the compensation of the named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement is hereby approved.”

Because the vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of the named executive officers.

Executive Compensation

Summary Compensation Table for the 2017 and 2016 Fiscal Years

The following table sets forth information for the last two fiscal years relating to compensation earned by each person who served as chief executive officer and the other most highly compensated executive officers whose total compensation was over $100,000 during the fiscal years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary	Bonus	Stock Options(1)	Total
Douglas J. Andrea, Chairman of the Board, Chief Executive Officer, and Corporate Secretary	2017	$300,000	$-	$-	$300,000
	2016	300,000	12,500	70,000	382,500

Corisa L. Guiffre, Vice President, Chief Financial Officer and Assistant Corporate Secretary	2017	$160,000	$-	$-	$160,000
	2016	160,000	-	20,000	180,000
____________________

(1)

Represents the aggregate grant date fair value of stock options granted in fiscal 2017 and 2016, respectively, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculation of this amount are included in Note 12 to our audited financial statements included in our Form 10-K for the year ended December 31, 2017, filed with the SEC on March 26, 2018.

Outstanding Equity Awards at December 31, 2017

The following table provides information concerning unexercised options for each named executive officer outstanding as of December 31, 2017. None of the named executive officers had stock awards that have not vested or unearned equity incentive plan awards at December 31, 2017.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($/share)	Option expiration date
Douglas J. Andrea	2,000,000	-	$0.04	8-8-2018
	1,000,000	-	$0.04	8-8-2018
	1,000,000	-	$0.11	7-24-2019
	1,000,000	-	$0.13	8-01-2020
	500,000	-	$0.10	9-2-2024
	333,000	167,000	$0.06	8-07-2025
	466,200	933,800	$0.05	11-16-2026

Corisa L. Guiffre	500,000	-	$0.04	8-8-2018
	200,000	-	$0.11	7-24-2019
	250,000	-	$0.08	9-22-2020
	350,000	-	$0.08	10-21-2024
	133,200	266,800	$0.05	11-16-2026

Employment Agreement

In August 2014, the Company entered into an employment agreement with Mr. Andrea, which was subsequently amended on February 19, 2018 and August 9, 2018. The effective date of the original employment agreement was August 1, 2014 and it currently expires on January 31, 2019, subject to renewal as approved by the Compensation Committee. Pursuant to his amended employment agreement, Mr. Andrea will receive an annual base salary of $216,000. The employment agreement provides for quarterly bonuses equal to 5% of the Company’s pre-bonus net after tax quarterly earnings for a total quarterly bonus amount not to exceed $12,500; and annual bonuses equal to 9% of the Company’s annual pre-bonus net after tax earnings in excess of $300,000 up to $3,000,000, and 3% of the Company’s annual pre-bonus adjusted net after tax earnings in excess of $3,000,000. Adjustments to net after tax earnings shall be made to remove the impact of change in recognition of accumulated deferred tax asset value. All bonuses shall be payable as soon as the Company’s cash flow permits. All bonus determinations or any additional bonus in excess of the above will be made in the sole discretion of the Compensation Committee. At June 30, 2018, the future minimum cash commitments under this agreement aggregate $126,000.

Potential Post-Termination Benefits

Payments Made Upon Termination Without Cause or Resignation with the Company’s Consent. In the event of his termination without cause or resignation with the Company’s consent, Mr. Andrea is entitled to a severance payment equal to two months of his base salary, plus the two months pro-rated portion of his most recent annual and quarterly bonuses, payment of $12,500, the un-paid bonus for the quarter ended September 30, 2017 and a continuation of health insurance coverage for Mr. Andrea, his spouse and his dependents for 6 months.

Payments Made Upon a Change in Control. Under certain circumstances, Mr. Andrea is entitled to a change in control payment equal to twelve months of the Executive’s most recent Base Salary plus a pro-rated portion of the Executive’s most recent annual and four quarterly bonuses paid immediately preceding the Change of Control, continuation of health and medical benefits for twelve months and immediate vesting of all stock options in the event of a change in control during the term of his agreement and subsequent termination of his employment within twelve months following the change of control.

On November 11, 2008, the Company entered into a change in control agreement with Ms. Guiffre. The change in control agreement provides Ms. Guiffre with a severance benefit upon termination in connection with a change in control (as defined in the agreement). If Ms. Guiffre is terminated following a change in control, the Company will pay Ms. Guiffre a sum equal to three times Ms. Guiffre’s average annual compensation for the five preceding taxable years. All restrictions on any restricted stock will lapse immediately and incentive stock options and stock appreciation rights, if any, will become immediately exercisable in the event of a change in control. Upon the occurrence of a change in control followed by Ms. Guiffre’s termination of employment, the Company will cause to be continued life, medical, dental and disability coverage. Such coverage and payments shall cease upon the expiration of 36 full calendar months following the date of termination.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who beneficially own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock in the Company. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the year ended December 31, 2017 and Forms 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 2017, and written representations provided to the Company from the individuals required to filed reports, the Company believes that each of the individuals required to file reports complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2017.

Submission of Business Proposals and Shareholder Nominations

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than May 13, 2019. If next year’s annual meeting is held on a date more than 30 calendar days from October 25, 2018, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must give written notice of such nominations and/or proposals to the Secretary not less than 90 days prior to the date of the annual meeting. A copy of the Bylaws may be obtained from the Company.

Shareholder Communications

The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Corisa L. Guiffre, Chief Financial Officer, Andrea Electronics Corporation at 620 Johnson Avenue Suite 1B, Bohemia, NY 11716. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. All other communications should be sent to the attention of the Chairman of the Nomination and Governance Committee.

Miscellaneous

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors and the cost of this solicitation is being paid by the Company. In addition to the use of mail, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company’s stock.

A copy of the Company’s Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission has been mailed to persons who were shareholders as of the close of business on August 29, 2018. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Bohemia, New York
September 10, 2018

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the annual meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

Appendix A

ANDREA ELECTRONICS CORPORATION
2018 EQUITY COMPENSATION PLAN

1. Purpose Of Plan.

The purposes of this 2018 Equity Compensation Plan are to provide incentives and rewards to those employees, consultants and directors largely responsible for the success and growth of Andrea Electronics Corporation and its subsidiary corporations, and to assist all such corporations in attracting and retaining directors, executives and other key employees with experience and ability.

2. Definitions.

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Corporation, as such terms are defined in Sections 424(e) and 424(f) of the Code.

“Award” means one or more of the following: shares of Common Stock, Restricted Stock Awards, Options, Stock Appreciation Rights, performance shares, performance units and any other rights which may be granted to a Participant under the Plan.

“Board of Directors” means the board of directors of the Corporation.

“Change in Control” means any one of the following events occurs:

(i) Merger: The Corporation merges into or consolidates with another corporation, or merges another corporation into the Corporation and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were shareholders of the Corporation immediately before the merger or consolidation;

(ii) Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner(s) of thirty percent (30%) or more of the combined voting power of the Corporation’s then outstanding voting securities, but this clause (b) shall not apply to beneficial ownership of Corporation voting shares held in a fiduciary capacity by an entity of which the Corporation directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities;

(iii) Change in Composition of the Board of Directors: During any period of two consecutive years, individuals who constitute the Corporation’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Corporation’s Board of Directors; provided, however, that for purposes of this clause (iii) each director who is first elected by the board (or first nominated by the board for election by the shareholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period; or

(iv) Sale of Assets: The Corporation sells to a third party all or substantially all of its assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board of Directors.

“Common Stock” means the common stock of the Corporation, par value $0.01 per share.

“Consultant” means any person, including an advisor, engaged by the Corporation or a parent or subsidiary of the Corporation to render services and who is compensated for such services.

“Corporation” means Andrea Electronics Corporation and any entity which succeeds to the business of Andrea Electronics Corporation.

“Disability” means a permanent and total disability as defined by Section 22(e)(3) of the Code.

“Employee” means any person employed by the Corporation or an Affiliate. Directors who are also employed by the Corporation or an Affiliate shall be considered Employees under the Plan.

“Exchange” any national securities exchange on which the Common Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which an individual may purchase a share of Common Stock pursuant to an Option.

“Fair Market Value” on any date, means (i) if the Common Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on an Exchange, Fair Market Value shall mean a price determined by the Committee in good faith on the basis of objective criteria.

“Incentive Stock Option” means an Option granted to an Employee under the Plan that is intended to meet the requirements of Section 422 of the Code.

“Non-Statutory Stock Option” means an Option that is not intended to be and is not identified as, an Incentive Stock Option, or an Option granted under the Plan that is intended to be and is identified as, an Incentive Stock Option, but that does not satisfy the requirements of Section 422 of the Code.

“Option” or “Stock Option” means an Incentive Stock Option or a Non-Statutory Stock Option, as applicable.

“Outside Director” means a member of the Board(s) of Directors of the Corporation or an Affiliate who is not also an Employee of the Corporation or an Affiliate.

“Participant” means an Employee, Consultant or Outside Director who is granted an Award pursuant to the terms of the Plan.

“Plan” means this Andrea Electronics Corporation 2018 Equity Compensation Plan.

“Restricted Stock Award” means restricted stock granted to an individual pursuant to Section 6 of the Plan.

“Stock Appreciation Right” means a right to payment provided in accordance with Section 6 of the Plan.

3. Administration.

(a) The Committee shall administer the Plan. The Board of Directors or the Committee may delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (i) to designate the officers, consultants and employees of the Corporation who will receive Awards and (i) to determine the number of Awards to be received by them, pursuant to a resolution that specifies the total number of rights or options that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such options or rights.

(b) Subject to paragraph (a) of this Section 3, the Committee shall:

(i) select the individuals who are to receive grants of Awards under the Plan;

(ii) determine the type, number, vesting requirements and other features and conditions of such Awards made under the Plan;

(iii) interpret the Plan and Award Agreements (as defined below); and

(iv) make all other decisions related to the operation of the Plan.

(c) Each Award granted under the Plan shall be evidenced by a written agreement (i.e., an “Award Agreement”). Each Award Agreement shall constitute a binding contract between the Corporation or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be set in accordance with the Plan, but each Award Agreement may also include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

(i) the type of Award granted;

(ii) the Exercise Price of any Option;

(iii) the number of shares or rights subject to the Award;

(iv) the expiration date of the Award;

(v) the manner, time and rate (cumulative or otherwise) of exercise or vesting of the Award; and

(vi) the restrictions, if any, placed on the Award, or upon shares which may be issued upon the exercise or vesting of the Award.

The Chairman of the Committee, the Chief Executive Officer of the Corporation or any other designated officer is hereby authorized to execute Award Agreements on behalf of the Corporation or an Affiliate and to cause them to be delivered to the Participants granted Awards under the Plan.

4. Eligibility.

Subject to the terms of the Plan, directors, key salaried officers, Employees and Consultants of the Corporation or of any Affiliate, as the Committee shall determine from time to time, shall be eligible to participate in the Plan.

5. Shares Of Common Stock Subject To The Plan; Share Limits.

5.1 Shares Available. Subject to the provisions of Section 7, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.

5.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan (the “Share Limit”) is equal to the sum of 10,000,000 shares. The maximum aggregate number of shares of Common Stock that may be issued pursuant to Incentive Stock Options granted under the Plan shall be the Share Limit.

5.3 Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the Award shall be counted against the Share Limits of this Plan. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan.

5.4 Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations, to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

6. Awards

6.1 The Committee shall determine the type or types of Award(s) to be made to each selected eligible individual. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation. The types of Awards that may be granted under this Plan are:

(a) Stock Options. The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Stock Options to Employees, Consultants and Outside Directors, subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

(i) Exercise Price. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

(ii) Terms of Options. In no event may an individual exercise an Option, in whole or in part, more than ten (10) years from the date of grant.

(iii) Non-Transferability. Unless otherwise determined by the Committee, an individual may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit the transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act. For purposes of this Section 6.1(a), a transfer for valid estate planning purposes includes, but is not limited to, transfers:

(1) to a revocable inter vivos trust, as to which an individual is both settlor and trustee;

(2) for no consideration to: (a) any member of the individual’s Immediate Family; (b) a trust solely for the benefit of members of the individual’s Immediate Family; (c) any partnership whose only partners are members of the individual’s Immediate Family; or (d) any limited liability corporation or other corporate entity whose only members or equity owners are members of the individual’s Immediate Family.

For purposes of this Section, “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section shall be construed to require the Committee to give its approval to any transfer or assignment of a Non-Statutory Stock Option or portion thereof, and approval to transfer or assign a Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to the Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions prescribed by the Committee with respect to such Option.

(iv) Special Rules for Incentive Stock Options. Notwithstanding the foregoing provisions, the following rules shall further apply to grants of Incentive Stock Options, which may only be granted to Employees:

(1) If an Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Corporation at the time the Committee grants the Incentive Stock Option (a “10% Owner”), the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

(2) An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the date of grant.

(3) To the extent the aggregate Fair Market Value of share of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under the Plan or any other stock option plan of the Corporation, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, Incentive Stock Options in excess of the $100,000 limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the date of grant for each Incentive Stock Option.

(4) Each Award Agreement for an Incentive Stock Option shall require the Employee to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

(b) Stock Appreciation Rights. The Committee may grant a Stock Appreciation Right or “SAR” under this Plan. A SAR shall provide a Participant with the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable Award Agreement; provided, however, that, in the case of a SAR granted retroactively, in tandem with or as a substitution for another Award, the base price may be no lower than the Fair Market Value of a share of Common Stock on the date such other Award was granted. The maximum term of a SAR shall be ten (10) years.

(c) Restricted Stock Awards. The Committee may make grants of Restricted Stock Awards, which shall consist of the grant of some number of shares of Common Stock to an individual upon such terms and conditions as it may determine, to the extent such terms and conditions are consistent with the following provisions:

(i) Grants of Stock. Restricted Stock Awards may only be granted in whole shares of Common Stock.

(ii) Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(1) The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(2) Unless otherwise determined by the Committee and except in the event of the Participant’s death or pursuant to a domestic relations order, a Restricted Stock Award grant is not transferable and may be earned only by the individual to whom it is granted during his or her lifetime. Upon the death of a Participant, a Restricted Stock Award grant is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

(3) If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant.

(iii) Issuance of Certificates. Reasonably promptly after the date of grant of shares of Common Stock pursuant to a Restricted Stock Award, the Corporation shall cause to be issued a stock certificate evidencing such shares, registered in the name of the Participant to whom the Restricted Stock Award was granted; provided, however, that the Corporation may not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Andrea Electronics Corporation 2018 Equity Compensation Plan entered into between the registered owner of such shares and Andrea Electronics Corporation or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Andrea Electronics Corporation.

This legend shall not be removed until the individual becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 6.1(c) shall be held by the Corporation or its Affiliates, unless the Committee determines otherwise.

(iv) Treatment of Dividends. Participants are entitled to all dividends and other distributions declared and paid on Common Stock with respect to all shares of Common Stock subject to a Restricted Stock Award, from and after the date such shares are awarded or from and after such later date as may be specified by the Committee in the Award Agreement, and the Participant shall not be required to return any such dividends or other distributions to the Corporation in the event of forfeiture of the Restricted Stock Award.

(v) Voting of Restricted Stock Awards. Participants who are granted Restricted Stock Awards may vote all unvested shares of Common Stock subject to their Restricted Stock Awards.

(d) Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses, performance shares, performance units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards.

6.2 Payments and Deferrals. Payment of Awards may be made in the form of cash, Common Stock, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

6.3 Consideration for Awards. The purchase price or Exercise Price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Committee, including, without limitation, one or a combination of the following methods:

(a) cash, check payable to the order of the Corporation, or electronic funds transfer;

(b) notice and third party payment in such manner as may be authorized by the Committee;

(c) the delivery of previously owned shares of Common Stock;

(d) reduction in the number of shares otherwise deliverable pursuant to the Award; or

(e) subject to such procedures as the Committee may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Committee allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Committee, any shares delivered which were initially acquired by the Participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the Exercise Price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the Exercise Price or purchase price therefor and any related withholding obligations under Section 9.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Committee may at any time eliminate or limit a Participant’s ability to pay the purchase or Exercise Price of any Award or shares by any method other than cash payment to the Corporation.

7. Effect of Termination of Service on Awards.

7.1 General. The Committee shall establish, in the applicable Award Agreement, the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award.

7.2 Events Not Deemed Terminations of Service. Unless Corporation policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Employee on an approved leave of absence, continued vesting of the Award while on leave may be suspended until the Employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be an Affiliate of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each individual who does not continue as an Employee or Outside Director with another entity within the Corporation after giving effect to the Affiliate’s change in status.

8. Adjustments; Acceleration Upon a Change in Control.

8.1 Adjustments. Upon, or in contemplation of, any Change in Control or other reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction affecting the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Committee shall, in such manner, to such extent (if any) and at such times as it deems appropriate and equitable in the circumstances:

(a) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific Share Limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or Exercise Price (which term includes the base price of any SAR or similar right) of any or all outstanding Awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, or (5) the performance standards applicable to any outstanding Awards, or

(b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Common Stock.

8.2 The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the Exercise Price or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make an adjustment that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

8.3 Upon any of the events set forth in Section 8.1, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the Awards in the same manner as is or will be available to shareholders of the Corporation generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 8.1(a) above shall nevertheless be made.

8.4 Automatic Acceleration of Awards. Upon a Change in Control of the Corporation, then each then outstanding Option and SAR shall become fully vested, all Restricted Stock Awards then outstanding shall fully vest free of restrictions, and each other Award granted under this Plan that is then outstanding shall become payable to the holder of such Award. Without limiting the foregoing, the Board of Directors may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to an acceleration does not occur.

8.5 Committee Discretion Regarding Change in Control Treatment of Awards Not Exchanged for Replacement Awards. Unless provided in an Award Agreement, and except to the extent that a replacement Award is provided to a Participant, the Committee may in its sole discretion in a Change in Control transaction determine that any or all outstanding Awards, whether or not exercisable, will be cancelled and terminated, and that in connection with such cancellation and termination the Participant or other holder of such Award may receive for each share of Common Stock subject to such Award a cash payment equal to the difference, if any, between the Change in Control consideration received by shareholders of the Corporation in respect of a share of Common Stock in connection with such Change in Control transaction and the exercise price or purchase price per share, if any, under the Award multiplied by the number of shares subject to such Award; provided that if such product is zero (0) or less or to the extent that the Award is not then exercisable, such Award will be cancelled and terminated without payment therefor.

9. Miscellaneous Provisions

9.1 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation, provide such assurances and representations to the Corporation as or may be deemed necessary or desirable to assure compliance with all applicable legal and accounting requirements.

9.2 Employment Status. No person shall have any claim or rights to an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

9.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award Agreement) shall confer upon any Participant any right to continue in the employ or other service of the Corporation, constitute any contract or agreement of employment or other service or affect an Employee’s status as an employee-at-will, nor shall interfere in any way with the right of the Corporation to change a Participant’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 9.3, however, is intended to adversely affect any express independent right of such Participant under a separate employment or service contract other than an Award Agreement.

9.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly provided otherwise) of the Corporation by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

9.5 Tax Withholding. Upon any exercise, vesting, or payment of any Award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation shall have the right, at its option, to:

(a) require the Participant (or the Participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation may be required to withhold with respect to such Award or payment; or

(b) deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may, in its sole discretion (subject to Section 9.1) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price, in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law during the time period prior to the effective date of the Corporation’s adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718) dated March, 2016, relating to maximum tax withholding.

9.6 Effective Date, Termination and Suspension, Amendments.

(a) This Plan shall be effective as of October 16, 2018, the date of its approval by the shareholders of the Corporation. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the effective date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

(b) Board Authorization. Subject to applicable laws and regulations, the Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part; provided, however, that no amendment may have the effect of repricing Options. No Awards may be granted during any period that the Board of Directors suspends this Plan.

(c) Shareholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Section 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

(d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change affecting any outstanding Award shall, without the written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 9.6.

9.7 Governing Law; Construction; Severability.

(a) This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c) Plan Construction; Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of awards or events under Awards if an Award or event does not so qualify.

9.8 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

9.9 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board of Directors or the Committee to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲
PROXY	Please mark your votes like this	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

1.	Election of Directors:
	1	Douglas J. Andrea	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
	2	Gary A. Jones
	3	Louis Libin
	4	Joseph J. Migliozzi	☐	☐
	5	Jonathan D. Spaet

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

2.	Approval of Andrea Electronics Corporation 2018 Equity Compensation Plan:	FOR	AGAINST	ABSTAIN
		☐	☐	☐
3.	Ratification of independent registered public accounting firm:	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4.	Advisory vote regarding the approval of compensation paid to our named executive officers:	FOR	AGAINST	ABSTAIN
		☐	☐	☐

CONTROL NUMBER

Signature	Signature, if held jointly	Date	, 2018.

Note: Please sign exactly as your name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate office, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be held October 16, 2018.

The 2018 Proxy Statement, Form 10-K and the 2017 Annual Report
to Shareholders are available at:
http://www.andreaelectronics.com/Corporate/annual_report.html

▲ FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Andrea Electronics Corporation

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby appoints Douglas J. Andrea and Corisa L. Guiffre, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to represent and vote as directed on the reverse hereof, all of the common stock of Andrea Electronics Corporation held of record by the undersigned at the close of business on August 29, 2018 at the Annual Meeting of Shareholders of Andrea Electronics Corporation on October 16, 2018 at 3:00 p.m., and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)